Exhibit 4.8

CAPITAL ONE MASTER TRUST

FIRST AMENDMENT TO THE

ASSET POOL 1 SUPPLEMENT

This FIRST AMENDMENT TO THE ASSET POOL 1 SUPPLEMENT, dated as of March 1, 2008 (this “Amendment”) to the Asset Pool 1 Supplement, dated as of October 9, 2002 (the “Supplement”), is entered into between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, effective March 1, 2008, Capital One Bank has been converted into and has become Capital One Bank (USA), National Association, a national banking association (the “Bank”);

WHEREAS, by operation of law on March 1, 2008, all of the assets and rights of Capital One Bank have become vested in the Bank, and the Bank has assumed all of the liabilities and obligations of Capital One Bank;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Supplement, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01. Amendments to the Supplement. The Supplement is hereby amended by deleting all references therein to “Capital One Bank” and replacing such references with “Capital One Bank (USA), National Association.”

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01. Effectiveness. The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a) delivery of a Master Trust Tax Opinion, pursuant to Section 901 of the Indenture, dated as of October 9, 2002, as amended and restated as of January 13, 2006 (the “Indenture”), between the Issuer and the Indenture Trustee, for each applicable Master Trust;

(b) delivery of an Issuer Tax Opinion, pursuant to Section 901 of the Indenture;

(c) prior notice to each Rating Agency of this Amendment;

(d) delivery of written confirmation from each Rating Agency that this Amendment will not have a Ratings Effect;

(e) delivery of an Officer’s Certificate, pursuant to Section 901 of the Indenture, from the Issuer to the Trustee and the Owner Trustee, to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(f) counterparts of this Amendment, duly executed by the parties hereto; and

(g) Capital One Bank has been converted into and has become the Bank.

ARTICLE III

MISCELLANEOUS

Section 3.01. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Supplement, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

Section 3.02. Ratification of Supplement. Except as specifically amended, modified or supplemented by this Amendment, the Supplement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof. Each of the parties to the Supplement agrees to be bound by the terms of the obligations of the Supplement, as amended by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 3.03. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.04. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW), AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Supplement. All Section or Subsection references herein shall mean Sections or Subsections in the Supplement, except as otherwise provided herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:	/s/ Michele HY Voon
Name:	Michele HY Voon
Title:	Attorney-in-fact

By:	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Attorney-in-fact

THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity

By:	/s/ Catherine M. Hughes
Name:	Catherine M. Hughes
Title:	Assistant Vice President

Acknowledged and Accepted By:

CAPITAL ONE BANK (USA), NATIONAL ASSOCIATION, as Administrator

By:	/s/ Richard Johns
Name: Richard Johns
Title: Vice President, Treasury

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Robert Stradtman
Name: Robert Stradtman
Title: Assistant Vice President

[Signature Page to First Amendment to Asset Pool 1 Supplement]